UNITED STATES

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Aimco Urges Stockholders to Support Its Three Highly Qualified

Director Nominees – Jay Leupp, Michael Stein and Dary Stone

Files Investor Presentation Highlighting Highly Qualified Director Nominees, Successful Track Record and Corporate Governance Enhancements

Annual Meeting to Be Held on December 16

DENVER – December 12, 2022 – Apartment Investment and Management Company (NYSE: AIV) (“Aimco” or the “Company”) today issued a statement in connection with its Annual Meeting of Stockholders (“Annual Meeting”) to be held on December 16, 2022. The Company’s statement addresses Aimco’s efforts to negotiate a mutually agreeable settlement with Land & Buildings. Aimco also announced that today it filed an investor presentation with the U.S. Securities and Exchange Commission. The presentation is available on the investor relations section of the Company’s website.

Dear Fellow Stockholder,

Aimco’s Annual Meeting is just days away. We urge you to act TODAY. Protect the value of your investment by voting “FOR” Aimco’s three highly qualified, independent director nominees – Jay Leupp, Michael Stein and Dary Stone – on the Universal WHITE Proxy Card.

The New Aimco Board is successfully executing a clearly defined strategy, as exemplified by Aimco’s outstanding total stockholder returns since the spin-off of Apartment Income REIT Corp. (“AIR”) in December 2020. The New Aimco Board has made tremendous progress and will continue to act as a change agent for the benefit of all Aimco stockholders.

As you consider your vote, we ask you to consider the following:

1.	The New Aimco Board is independent and has been purpose-built to include directors with specific skills and expertise.

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The Board has appointed six new independent directors since the spin-off of AIR in December 2020. Of the Board’s five committees, four are chaired by new, independent directors with no ties to pre-spin Aimco.

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Jay Leupp brings important stockholder perspectives gained through real estate and REIT experience spanning investment, sell-side research and board positions. As Audit Committee Chair, he works closely with Aimco’s finance team and is leveraging his expertise to help oversee the ongoing enhancement of Aimco’s investor relations program.

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Michael Stein brings deep institutional knowledge of Aimco and significant experience executing strategic transactions to maximize stockholder value. His skills, experience and leadership as Chairman of Aimco’s Investment Committee are critical to Aimco’s value maximization efforts, particularly in light of the Company’s ongoing review.

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Dary Stone’s leadership as the Chair of the Nominating, Environmental, Social, and Governance Committee was instrumental in Aimco’s recent governance enhancement efforts. He brings expertise in corporate governance and significant experience gained leading several real estate development companies.

4582 S. Ulster St. • Suite 1450 • Denver, Colorado 80237

2.	The New Aimco Board and Management Team have driven outperformance and will continue to explore all options to maximize stockholder value.

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Leading proxy advisory firm ISS stated in its December 5th report[1]: “AIV outperformed the median of the company’s peers by 35.8 percent, the dissident peer median by 37.1 percent, and the FTSE NAREIT Apartment Index by 30.8 percent in the twelve months prior to the unaffected date. Since the spin-off through the unaffected date, AIV has outperformed the company’s peer median by 49.9 percentage points, the dissident’s peer median by 52.4 percentage points, and the FTSE NAREIT Apartment Index by 32.0 percentage points.”

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Aimco has eliminated the relative valuation gap versus its peer group on an estimated NAV basis – moving from a 20% relative discount to peers in 2021 to an approximately 2% premium relative to peers as of October 2022.

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The Board is not content with performance that is only ‘in-line’ with peers and is actively considering all opportunities available to Aimco to further enhance and unlock stockholder value and will leave no stone unturned.

3.	We have enhanced Aimco’s corporate governance profile and embraced emerging best practices.

•	Aimco is accelerating the declassification of the Board to be effective at the 2023 annual meeting, when all directors will be elected to annual terms.

•	Aimco has committed to opt out of the Maryland Unsolicited Takeover Act, or MUTA, prior to the 2023 annual meeting.

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Aimco is transitioning the timing of the Company’s annual meeting date so the 2023 annual meeting will be held by the end of the third quarter of 2023 and the 2024 annual meeting will be held by the end of the second quarter of 2024.

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Aimco is asking stockholders to approve amendments to the Company’s charter at the 2023 annual meeting to eliminate super-majority requirements to amend the Bylaws and remove directors, allow directors to be removed by stockholders without cause, and expand stockholder rights to replace directors.

•	Effective as of the 2023 annual meeting, Aimco is amending the Company’s Bylaws to lower the threshold for stockholders to call a special meeting to a simple majority of shares outstanding.

4.	We have a proven track record of active stockholder engagement and have steadily enhanced our Investor Relations efforts.

•	The New Aimco Board and management team have met with stockholders representing more than 80% of Aimco’s outstanding shares of common stock over the past 13 months.

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The New Aimco Board and management team took seriously the outreach from Jonathan Litt of Land & Buildings following his September 2022 letter to the Board, quickly engaging with Mr. Litt to hear his views directly.

•	Within fewer than 90 days of Mr. Litt’s writing, and in response to a broad survey of stockholders, Aimco committed to implementing significant governance enhancements.

•	In 2021, Aimco launched an all-new website and produced a webcast and 73-page strategic overview presentation.

•	Aimco attends major industry conferences, including BTIG and NAREIT in 2022, and is committed to ongoing engagement with investors.

•	Aimco has reached out to no less than a dozen sell-side equity research analysis and are in continuous discussions.

•	Aimco has provided in-depth quarterly disclosures on development and redevelopment projects and components necessary to calculate NAV.

[1]	Permission to use quotes neither sought nor obtained

4582 S. Ulster St. • Suite 1450 • Denver, Colorado 80237

5.	Land & Buildings’ nominees are not additive to the Aimco Board and there is no case for change

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We acknowledge that James Sullivan is an experienced real estate analyst, but he has no public company board or executive management experience and does not provide any expertise that is not currently represented on the New Aimco Board.

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The election of either James Sullivan or Michelle Applebaum would displace a current Aimco Board Committee Chair with significant public REIT board and corporate real estate experience as well as extensive experience overseeing value-enhancing M&A transactions.

•	The removal of Michael Stein from the Board is unwarranted, given New Aimco’s strong results, and would impair Aimco’s ongoing strategic review.

•	Leading proxy advisor firm Glass Lewis stated in its December 1st report[1]: “…we do not believe board change is warranted at this time.”

6.	Settlement discussions with Land & Buildings have not been constructive - its demands have been unreasonable and not in stockholders’ best interest

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Aimco recently held discussions with Land & Buildings and offered to appoint Mr. Sullivan to the Aimco Board. Under Aimco’s proposal, Mr. Sullivan was invited to serve on the Investment Committee as well as the Audit, Compensation and Human Resources, and Nominating, Environmental, Social, and Governance Committees. Aimco also offered to appoint the highly qualified Pat Gibson as Chair of the Investment Committee. Ms. Gibson is an experienced real estate investor and a new independent director on the Aimco Board (who Mr. Litt has approved of previously). Mr. Litt rejected the proposal.

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Land & Buildings has unreasonably refused to entertain any settlement proposal that does not result in the removal of Michael Stein, a vital member of the Aimco Board given his experience overseeing strategic corporate transactions and unlocking stockholder value.

•	Land & Buildings demanded that Mr. Sullivan be appointed Chairman of the Board’s Investment committee and that four of Aimco’s other independent directors resign from the Committee.

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While we recognize Mr. Sullivan’s experience as a research analyst, the Board does not believe he has the experience to chair a committee of a public company Board of Directors given his lack of previous public board experience, corporate capital allocation and investment, real estate management and / or development experience, and his non-existent track record of value creation at a public company.

It is extremely important that Aimco stockholders vote as soon as possible. Aimco’s Board unanimously recommends that you use the Universal WHITE proxy card to vote today “FOR” Aimco’s three director nominees – Jay Leupp, Michael Stein and Dary Stone.

To ensure your shares are timely represented at the Annual Meeting on December 16, stockholders are encouraged to vote online or by telephone by following the easy instructions on the Universal WHITE proxy card.

We appreciate your support.

Sincerely,

The New Aimco Board of Directors

PROTECT THE VALUE OF YOUR INVESTMENT AND AIMCO’S FUTURE GROWTH PROSPECTS. USE THE UNIVERSAL WHITE PROXY CARD TODAY TO VOTE FOR ALL THREE OF AIMCO’S QUALIFIED AND EXPERIENCED DIRECTORS

4582 S. Ulster St. • Suite 1450 • Denver, Colorado 80237

If you have questions or require any assistance with voting your shares,

please contact the Company’s proxy solicitor listed below:

1407 Broadway, 27th Floor

New York, New York 10018

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

About Aimco

Aimco is a diversified real estate company primarily focused on value add, opportunistic, and alternative investments, targeting the U.S. multifamily sector. Aimco’s mission is to make real estate investments where outcomes are enhanced through its human capital so that substantial value is created for investors, teammates, and the communities in which we operate. Aimco is traded on the New York Stock Exchange as AIV. For more information about Aimco, please visit its website www.aimco.com.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations, including, but not limited to, the statements in this document regarding future financing plans, including the Company’s expected leverage and capital structure; business strategies, prospects, and projected operating and financial results (including earnings), including facts related thereto, such as expected costs; future share repurchases; expected investment opportunities; and our 2022 pipeline investments and projects. We caution investors not to place undue reliance on any such forward-looking statements.

Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “plan(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” “forecast(s),” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are not guarantees of future performance, condition or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, among others, that may affect actual results or outcomes include, but are not limited to: (i) the risk that the 2023 preliminary plans and goals may not be completed in a timely manner or at all, (ii) the inability to recognize the anticipated benefits of pipeline investments and projects, (iii) changes in general economic conditions, including as a result of the COVID-19 pandemic. Although we believe that the assumptions underlying the forward- looking statements, which are based on management’s expectations and estimates, are reasonable, we can give no assurance that our expectations will be attained.

Risks and uncertainties that could cause actual results to differ materially from our expectations include, but are not limited to: the effects of the coronavirus pandemic on the Company’s business and on the global and U.S. economies generally; real estate and operating risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the amount, location and quality of competitive new housing supply; the timing and effects of acquisitions, dispositions, redevelopments and developments; changes in operating costs, including energy costs; negative economic conditions in our geographies of operation; loss of key personnel; the Company’s ability to maintain current or meet projected occupancy, rental rate and property operating results; the Company’s ability to meet budgeted costs and timelines, and, if applicable, achieve budgeted rental rates related to redevelopment and development investments; expectations regarding sales of apartment communities and the use of proceeds thereof; insurance risks, including the cost of insurance, and natural disasters and severe weather such as hurricanes; financing risks, including the availability and cost of financing; the risk that cash flows from operations may be insufficient to meet

4582 S. Ulster St. • Suite 1450 • Denver, Colorado 80237

required payments of principal and interest; the risk that earnings may not be sufficient to maintain compliance with debt covenants, including financial coverage ratios; legal and regulatory risks, including costs associated with prosecuting or defending claims and any adverse outcomes; the terms of laws and governmental regulations that affect us and interpretations of those laws and regulations; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of apartment communities presently or previously owned by the Company; activities by stockholder activists, including a proxy contest; the risk of the timing of our stockholder value enhancement review and the risk that we will not identify any value enhancing options or that we will not successfully execute or achieve the potential benefits of any such options.

In addition, the Company’s current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on the Company’s ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership. Readers should carefully review the Company’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and in Item 1A of the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022, June 30, 2022, and September 30, 2022, and the other documents the Company files from time to time with the SEC. These filings identify and address important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

These forward-looking statements reflect management’s judgment as of this date, and the Company assumes no (and disclaims any) obligation to revise or update them to reflect future events or circumstances.

We make no representations or warranties as to the accuracy of any projections, estimates, targets, statements or information contained in this document. It is understood and agreed that any such projections, estimates, targets, statements and information are not to be viewed as facts and are subject to significant business, financial, economic, operating, competitive and other risks, uncertainties and contingencies many of which are beyond our control, that no assurance can be given that any particular financial projections or targets will be realized, that actual results may differ from projected results and that such differences may be material. While all financial projections, estimates and targets are necessarily speculative, we believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the financial projections, estimates and targets. The inclusion of financial projections, estimates and targets in this presentation should not be regarded as an indication that we or our representatives, considered or consider the financial projections, estimates and targets to be a reliable prediction of future events.

Matt Foster

Sr. Director, Capital Markets and Investor Relations

(303) 793-4661

investor@aimco.com

MacKenzie Partners, Inc.

Dan Burch

(212) 929-5748

Dburch@mackenziepartners. com

Andrew Siegel / Greg Klassen / Adam Pollack

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

4582 S. Ulster St. • Suite 1450 • Denver, Colorado 80237